As filed with the Securities and Exchange Commission on February 3, 1998.
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              UNIVERSAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Virginia                                          54-0414210
   (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

              1501 North Hamilton Street, Richmond, Virginia 23230
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                              UNIVERSAL CORPORATION
                        EMPLOYEES' STOCK PURCHASE PLAN OF
                  UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED
                       AND DESIGNATED AFFILIATED COMPANIES
                            (Full Title of the Plan)

                          James M. White, III, Esquire
                          Secretary and General Counsel
                              Universal Corporation
                           1501 North Hamilton Street
                            Richmond, Virginia 23230
                                 (804) 359-9311
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE

==================================== ================== ===================== ===================== =================
                                                          Proposed Maximum      Proposed Maximum        Amount of
     Title of Securities to be         Amount to be      Offering Price per    Aggregate Offering     Registration
            Registered                Registered (1)         Share (2)                Price                Fee
------------------------------------ ------------------ --------------------- ---------------------- ----------------
Common Stock, no par value               1,000,000             $39.00              $39,000,000           $11,505

Rights to Purchase Series A Junior
  Participating Preferred Stock             (3)                 (3)                    (3)                 (3)

==================================== ================== ===================== ====================== ================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($39.31) and low ($38.69) prices as reported on the composite tape of New York Stock Exchange listed issues on January 30, 1998.
(3) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 relating to the Universal Corporation Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies (the "Plan") filed with the Securities and Exchange Commission on January 16, 1991, Registration No. 33-38652, are incorporated herein by reference.

         The Plan initially authorized the issuance of up to 500,000 shares of the Registrant's Common Stock. On December 4, 1997, the Board of Directors of the Registrant authorized an additional 1,000,000 shares of Common Stock to be offered and sold from time to time pursuant to the Plan. This Registration Statement covers the additional 1,000,000 shares authorized under the Plan.


Item 8.           Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Restated Articles of Incorporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, File No. 1-652).

         4.2 Bylaws (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, File No. 1- 652).

         4.3 Rights Agreement, dated February 2, 1989, between the Registrant and Sovran Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

         4.4 Amendment to Rights Agreement, dated May 2, 1991, between the Registrant and Sovran Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Form 8 Amendment No. 1, dated May 7, 1991, to Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

         4.5 Amendment to Rights Agreement, dated July 17, 1992, between the Registrant, NationsBank, N.A., as Rights Agent, and Wachovia Bank of North Carolina, N.A., as Successor Rights Agent (incorporated herein by reference to the Registrant's Form 8 Amendment No. 2, dated July 17, 1992, to Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

         4.6 Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Form S-3, dated February 25, 1993, File No. 33-58764).

         5.1      Opinion of Williams, Mullen, Christian & Dobbins.*

         23.1     Consent of Williams, Mullen, Christian & Dobbins  (included in
                  Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.*

         24       Powers of Attorney (included on Signature Page).*

         --------------

         *Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 30th day of January, 1998.


                                        UNIVERSAL CORPORATION



                                        By: /s/ Henry H. Harrell
                                            ------------------------------------
                                            Henry H. Harrell
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Henry H. Harrell and William L. Taylor, either of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any exhibits thereto, and any other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                                      Title                               Date
                  ---------                                      -----                               ----


           /s/ Henry H. Harrell                               Chairman and                     January 30, 1998
-------------------------------------------             Chief Executive Officer
              Henry H. Harrell                       (Principal Executive Officer)



           /s/ Hartwell H. Roper                           Vice President and                  January 30, 1998
-------------------------------------------             Chief Financial Officer
              Hartwell H. Roper                      (Principal Financial Officer)



          /s/ William J. Coronado                              Controller                      January 30, 1998
-------------------------------------------          (Principal Accounting Officer)
             William J. Coronado



           /s/ William W. Berry                                 Director                       January 30, 1998
-------------------------------------------
              William W. Berry



           /s/ Ronald E. Carrier                                Director                       January 30, 1998
-------------------------------------------
              Ronald E. Carrier



-------------------------------------------                     Director                       January 30, 1998
           Lawrence S. Eagleburger



           /s/ Joseph C. Farrell                                Director                       January 30, 1998
-------------------------------------------
              Joseph C. Farrell



        /s/ Charles H. Foster, Jr.                              Director                       January 30, 1998
-------------------------------------------
           Charles H. Foster, Jr.



           /s/ Richard G. Holder                                Director                       January 30, 1998
-------------------------------------------
              Richard G. Holder



             /s/ Allen B. King                                  Director                       January 30, 1998
-------------------------------------------
                Allen B. King



          /s/ John D. Munford, II                               Director                       January 30, 1998
-------------------------------------------
             John D. Munford, II



          /s/ Hubert R. Stallard                                Director                       January 30, 1998
-------------------------------------------
             Hubert R. Stallard



-------------------------------------------                     Director                       January 30, 1998
             Jeremiah H. Sheehan

                                  EXHIBIT INDEX


Exhibit No.                Document
-----------                --------


4.1 Restated Articles of Incorporation (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1990, File No. 1-652).

4.2 Bylaws (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, File No. 1- 652).

4.3 Rights Agreement, dated February 2, 1989, between the Registrant and Sovran Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

4.4 Amendment to Rights Agreement, dated May 2, 1991, between the Registrant and Sovran Bank, N.A., as Rights Agent (incorporated herein by reference to the Registrant's Form 8 Amendment No. 1, dated May 7, 1991, to Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

4.5 Amendment to Rights Agreement, dated July 17, 1992, between the Registrant, NationsBank, N.A., as Rights Agent, and Wachovia Bank of North Carolina, N.A., as Successor Rights Agent (incorporated herein by reference to the Registrant's Form 8 Amendment No. 2, dated July 17, 1992, to Form 8-A Registration Statement, dated February 9, 1989, File No. 1-652).

4.6 Specimen Common Stock Certificate (incorporated herein by reference to the Registrant's Form S-3, dated February 25, 1993, File No. 33-58764).

5.1               Opinion of Williams, Mullen, Christian & Dobbins.*

23.1              Consent of Williams,  Mullen, Christian & Dobbins (included in
                  Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.*

24                Powers of Attorney (included on Signature Page).*

--------------

*Filed herewith